AEROTELESIS, INC.

                      CODE OF CONDUCT, ETHICS AND INTEGRITY


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CONTENTS


CONTENTS

AEROTELESIS, INC. CODE OF CONDUCT

INTRODUCTION

         Who must follow aeroTelesis, Inc. policies
         Employee responsibilities
         Leadership responsibilities
         Penalties for violations
         Your personal commitment

WHEN YOU HAVE AN INTEGRITY CONCERN

         How to raise an integrity concern

COMPANY POLICIES

         Working with Customers and Suppliers
         ------------------------------------
         Improper Payments
         International Trade Controls
         Money Laundering Prevention

         Government Business
         -------------------
         Working with Governments

         In the aeroTelesis, Inc. Community
         ----------------------------------
         Environment, Health & Safety
         Fair Employment Practices

         Protecting aeroTelesis, Inc. Assets
         -----------------------------------
         Conflicts of Interest
         Controllership
         Insider Trading or Dealing & Stock Tipping
         Intellectual Property


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AEROTELESIS, INC. CODE OF CONDUCT

      |X| Obey the applicable laws and regulations our business conducts worldwide.

      |X| Be honest, fair and trustworthy in all your aeroTelesis, Inc. activities and relationships.

      |X|   Avoid all conflicts of interest between work and personal affairs.

      |X| Foster an atmosphere in which fair employment practices extend to every member of the AeroTelesis, Inc. community.

      |X|   Strive to create a safe workplace and to protect the environment.

      |X| Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all employees.


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INTRODUCTION

This  booklet  contains  basic  information  about  each  of our  policies.  The underlying responsibilities of all employees and leaders, penalties for violations and how to handle an integrity concern are described in this introduction.

WHO MUST FOLLOW AEROTELESIS, INC.'S POLICIES

AEROTELESIS, INC. EMPLOYEES

AeroTelesis, Inc.'s policies apply to all employees of the company throughout the world.

SUBSIDIARIES AND OTHER CONTROLLED AFFILIATES

Subsidiaries and other controlled affiliates throughout the world must adopt and follow corresponding policies. A controlled affiliate is a subsidiary or other entity in which AeroTelesis, Inc. owns, directly or indirectly, more than 50% of the voting rights, or in which the power to control the entity is possessed by or one behalf of AeroTelesis, Inc..

NON-CONTROLLED AFFILIATES

Employees serving as directors (or in equivalent positions) of non-controlled affiliates should, to the extent possible, encourage such affiliates to adopt and follow corresponding policies.

THIRD PARTIES

All AeroTelesis, Inc. businesses must require that others representing AeroTelesis, Inc. - such as consultants, agents, sales representatives, distributors and independent contractors - agree to follow applicable AeroTelesis, Inc. policies.

Leaders and employees must:

      o Identify those persons and companies outside AeroTelesis, Inc. whose activities on behalf of AeroTelesis, Inc. may involve issues covered by AeroTelesis, Inc. policies.

      o Require those persons and companies to agree to comply with relevant aspects of AeroTelesis, Inc. policies.

      o Provide those persons and companies with appropriate education on the requirements imposed by AeroTelesis, Inc. policies.

      o Take necessary action, up to and including terminating a contract with anyone representing AeroTelesis, Inc., after learning that the person failed to honor his or her agreement to abide by AeroTelesis, Inc. policies.


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LEADERSHIP RESPONSIBILITIES

The obligations of AeroTelesis, Inc. leaders go beyond those required of all employees. Leaders in our company are expected to:

      BUILD AND MAINTAIN A CULTURE OF COMPLIANCE BY:

      o Personally leading compliance efforts through frequent meetings with direct reports and regular monitoring of compliance matters and programs

      o Leading by example, using their own behavior as a model for all employees

      o Making sure that employees understand that business results are never more important than compliance

      o     Encouraging   employees  to  raise  their  integrity  questions  and
            concerns

      o Using employee actions and judgments in promoting and complying with AeroTelesis, Inc. policies as considerations when evaluating and rewarding employees

            PREVENT COMPLIANCE PROBLEMS BY:

            o Ensuring that compliance risks associated with the business processes under the leader's management are systematically identified

            o     Ensuring  that  policies  and  procedures,   tailored  to  the
                  particular risk areas faced by a business, are issued and communicated

            o Providing education and legal counseling to ensure that employees, controlled affiliates and, where appropriate, third parties, understand the requirement of AeroTelesis, Inc. policies and applicable law

      DETECT COMPLIANCE PROBLEMS BY:

            o Ensuring that periodic compliance reviews are conducted, with the assistance of the chief financial officer, to assess the effectiveness of the business' compliance measures and to identify ways of improving them

            Respond to compliance problems by:

            o     Taking  prompt   corrective   action  to  fix  any  identified
                  weaknesses in compliance measures



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            o     Taking appropriate disciplinary action

            o     Consulting   with  legal   counsel   and  making   appropriate
                  disclosures to regulators and law enforcement authorities


PENALTIES FOR VIOLATIONS

Employees who violate the spirit or letter of AeroTelesis, Inc.'s policies are subject to disciplinary action up to and including termination of employment. The following are examples of conduct that may result in discipline:

      o     Actions that violate AeroTelesis, Inc. policy

      o     Requesting others to violate an AeroTelesis, Inc. policy

      o Failure to promptly raise a known or suspected violation of an AeroTelesis, Inc. policy

      o Failure to cooperate in AeroTelesis, Inc. investigations of possible violations of an AeroTelesis, Inc. policy

      o Retaliation against another employee for reporting an integrity concern

      o Failure to demonstrate the leadership and diligence needed to ensure compliance with AeroTelesis, Inc. policies and applicable law

      o Violation of an AeroTelesis, Inc. policy can also mean breaking the law, subjecting you or the company to criminal penalties (fines or jail sentences) or civil sanctions (damage awards or fines)

      YOUR PERSONAL COMMITMENT

      Periodically, AeroTelesis, Inc. asks employees to acknowledge their commitment to the spirit and letter of AeroTelesis, Inc. policies with the language printed below. Newly hired employees must sign the acknowledgement, "Your Personal Commitment to Integrity."


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YOUR PERSONAL COMMITMENT TO INTEGRITY

I acknowledge that I have received and reviewed AeroTelesis, Inc.'s Code of Conduct, Ethics and Integrity.

I understand that every employee is required to comply with the policies described in the Code.

When I have a concern about a possible violation of AeroTelesis, Inc. policy, I will raise the concern to an AeroTelesis, Inc. manager, officer, company legal counsel or the board of directors.

________________________________
Signature


When You Have an Integrity Concern

One of the most important responsibilities each of us has as an AeroTelesis, Inc. employee is the obligation to raise a concern about a possible violation of AeroTelesis, Inc. policy or the law. Sometimes it may seem difficult to raise such a concern. Some of us may even feel it is a breach of personal ethical standards to do so. If you experience that sense of conflict, it's important to remember the tremendous harm that not raising a concern can cause, including:

      o Serious damage to the health, safety and well-being of yourself, your fellow employees, the company as a whole, our customers and the communities in which we operate

      o     The  loss  of   confidence  in   AeroTelesis,   Inc.  by  customers,
            shareholders, governments and neighbors

      o Huge fines, damage awards and other financial penalties against the company; fines and/or prison sentences for individual employees

Those are the reasons the company requires that employees not sit silently when they have a policy concern. The point of raising a concern is not to get a friend in trouble, but to protect a colleague or neighbor from potential harm.


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                        HOW TO RAISE AN INTEGRITY CONCERN


The company offers you many ways to get answers to your questions about integrity issues and to raise any concern about what might be a violation of AeroTelesis, Inc. policy:

CONTACT:

      o     Your supervisor or manager

      o     Your audit committee chair

      o     Company legal counsel

      o     Next level of management

Generally, your supervisor or manager will be in the best position to resolve the issue quickly.

If after raising an integrity concern, the issue is not resolved, raise it with one of the other contact listed above.

You can raise your concern orally or in writing, and if you prefer, you can do it anonymously.

THE WHOLE IDEA IS TO SPEAK UP. ASK QUESTIONS. GET ANSWERS. BRING THE CONCERN INTO THE OPEN SO THAT ANY PROBLEMS CAN BE RESOLVED QUICKLY AND MORE SERIOUS HARM PREVENTED.


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WORKING WITH CUSTOMERS AND SUPPLIERS

No matter how high the stakes, no matter how great the "stretch," AeroTelesis, Inc. will do business only by lawful and ethical means. When working with customers and suppliers in every aspect of our business, we will not compromise our commitment to integrity.

This section offers a summary of five AeroTelesis, Inc. policies that relate to the ways that our company interacts with customers and suppliers:

            o     Improper Payments

            o     International Trade Controls

            o     Money Laundering Prevention

            o     Privacy


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Improper Payments

      POLICY OVERVIEW

      AeroTelesis, Inc. employees should not offer anything of value to obtain any improper advantage in selling goods and services, conducting financial transactions or representing the company's interests to governmental authorities. This policy sets forth AeroTelesis, Inc. standards of conduct and practices for certain kinds of payments, entertainment and political contributions. AeroTelesis, Inc. must not authorize, involve itself in or tolerate any business practice that does not follow this policy.

      A violation of this policy can result in severe civil and criminal penalties. All countries prohibit the bribery of their own public officials, and many also prohibit the bribery of officials of other countries.

      AeroTelesis, Inc.'s policy goes beyond these laws and prohibits improper payments in all of our activities, both with governments and in the private sector.

      CORE REQUIREMENTS

            o Never give, offer or authorize, directly or indirectly, of anything of value (such as money, goods or a service) to a customer or government official to obtain any improper advantage. A business courtesy, such as a gift, contribution or entertainment, should never be offered under circumstances that might create the appearance of an impropriety.

            This policy does not prohibit lawful reimbursement and bona fide expenditures - for example, travel and living expenses incurred by customers and directly related to the promotion of products or services, or to the execution of a contract.

            o Never give a gratuity or other payment to government officials or employees to expedite a routine administrative action without consulting with the CEO or CFO or company legal counsel. If such a "facilitating payment" is made, make sure it is clearly and accurately reflected in financial reports.

            o Never contribute company funds or other company assets for political purposes in the United States without the prior approval of the CEO or CFO. Never contribute company funds or other company assets for political purposes outside the United States without the approval of both the CEO and CFO.


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            o     Require any person or firm who  represents  AeroTelesis,  Inc.
                  (such   as  a   consultant,   agent,   sales   representative,
                  distributor or contractor) to comply with this policy and related laws.

            o Exercise due diligence when selecting persons or firms to represent AeroTelesis, Inc..

            WHAT TO WATCH OUT FOR

                  o Any person or firm representing AeroTelesis, Inc. or being considered to represent AeroTelesis, Inc. who:

                        -     Has been accused of improper business practices

                        -     Has  influence  on  the  buying   decision  and  a
                              reputation for bribes

                        - Has a family or other relationship that could improperly influence the decision of a customer or governmental official

                        - Approaches you near an award decision and explains that he or she has a "special arrangement" with a government official or the customer

                        -     Any person who suggests that an AeroTelesis,  Inc.
                              bid  or  offer   be  made   through   a   specific
                              representative or partner

                        - Any request that a commission or other payment be made in a third country or to another name

                        - A commission that seems large in relation to the services provided.

      International Trade Controls

POLICY OVERVIEW

Many countries regulate international trade transactions, such as imports, exports and international financial transactions, for a variety of reasons, including national security and foreign policy. In addition, the United States prohibits any cooperation with boycotts against countries friendly to the United States or against firms which may be "blacklisted" by certain groups or countries.

      CORE REQUIREMENTS

            o Follow relevant international trade control regulations, including licensing, shipping documentation, import documentation, reporting and record retention requirements of all countries in which you conduct business or in which your business is located. In some cases, these restrictions will apply to international trade in goods, technology and services, as well as to financial transactions. Learn and follow your company's own procedures regarding international transactions.


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            o     Learn and  understand  the extent to which U.S. trade controls apply to transaction conducted by AeroTelesis, Inc., even outside the U.S.

            o Make sure all international transactions are screened against all applicable laws and regulations that restrict transactions with countries and persons.

            o Do not cooperate with any restrictive trade practice or boycott prohibited or penalized under U.S. or applicable local laws. Make sure you tell your manager or supervisor about all boycott related requests, including requests for information. It would be a good idea to coordinate with company legal counsel and local counsel in the foreign jurisdictions being considered for business.

            o Consult with company legal counsel on any transaction in which a conflict arises between U.S. law and the law of another country or region, such as laws blocking certain U.S. restrictions adopted by Canada, Mexico and the members of the European union.

            o Understand which party to the import transaction bears legal responsibility for the accuracy of import documentation. Where AeroTelesis, Inc. bears legal responsibility, establish procedures to monitor and verify the accuracy and completeness of information presented to government authorities by AeroTelesis, Inc. or by AeroTelesis, Inc.'s agents. Where an agent or customer is the responsible party, ensure that AeroTelesis, Inc. provides the full and accurate information the other party needs to complete import documents.

      WHAT TO WATCH OUT FOR

      All transactions

            o     Unfamiliar customer without convincing references

            o     Unusual   transaction  or   application   for  the  consignee,
                  customer, end use or location

            o Evasive, reluctant or otherwise unsatisfactory answers by a customer to questions about end use, end user, delivery dates or delivery locations

            o     Unusually favorable payment terms


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            o     Freight forwarder listed as ultimate consignee

            o     Abnormal packing, marking or routing of goods

            o     Unusual security or safety measures

            o Links to military that seem inappropriate to the stated business or to the transaction

            o Involvement of parties related to countries engaged in the development of biological, chemical or nuclear weapons, or ballistic missiles

            o Transactions involving an embargoed country, a citizen or representative of an embargoed country or an individual or entity subject to government sanction

      Imports:

            o An invoice price that does not reflect the full value of the imported goods

            o Any payment to the exporter or benefiting the exporter that is not included in the invoice price or otherwise reported to customs authorities

            o Transfer prices between related parties that fail to cover all costs and profits

            o Inaccurate or incomplete invoice description of the imported goods

            o Inaccurate identification of country of origin of the imported goods

            o Use of an import tariff classification that does not appear to be an accurate description of the imported goods

Money Laundering Prevention

      POLICY OVERVIEW

People  who  are  involved  in  criminal   activity  (for   example,   narcotics
trafficking, bribery, fraud) may try to "launder" the proceeds of their crimes to hide them or to make those proceeds appear legitimate.

More than 100 countries now have laws against money laundering which prohibit the acceptance or processing of the proceeds of criminal activities.


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AeroTelesis, Inc. is committed to complying fully with all applicable anti-money laundering laws throughout the world. AeroTelesis, Inc. will conduct business only with reputable customers who are involved in legitimate business activities and whose funds are derived from legitimate sources.

AeroTelesis, Inc.'s integrity and reputation can be severely damaged by failing to detect those customer relationships and transactions that place us at risk.

      CORE REQUIREMENTS

            o Comply with all applicable laws that prohibit money laundering and that requires the reporting of cash or other suspicious transactions. Understand how both types of laws apply to our business.

            o Before conducting business in a foreign country, AeroTelesis, Inc. will develop a due diligence process, tailored to the particular country and its business environment, to obtain enough information and documentation about prospective customers, joint venture partners and affiliates to ensure that they are involved in legitimate business activities and that their funds come from legitimate sources.

            o Learn how to identify the types of payments that have become associated with money laundering activity (for example, multiple money orders or travelers checks, large amounts of cash, or checks on behalf of a customer from an unknown third party) and follow the rules that restrict or prohibit acceptance of them.

            o Learn to identify and carefully watch for warning signs that may indicate money laundering or other illegal activities or violations of AeroTelesis, Inc. policies.

            o If you encounter a warning sign, raise your concern with company legal counsel and be sure to resolve your concern promptly before proceeding further with the transaction. Resolution should include management review and should be well documented.

      WHAT TO WATCH FOR

            o A customer, agent or proposed joint venture partner who is reluctant to provide complete information, provides insufficient, false or suspicious information, or is anxious to avoid reporting or record-keeping requirements.

            o Payments by use of monetary instruments that are not consistent with the business activities of the customer, agent or joint venture partner, appear to have no identifiable link to the customer, agent or joint venture partner, or have been identified as money laundering mechanisms.


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            o     Requests  by a  customer,  agent  or  proposed  joint  venture partner to pay cash.

            o     Early repayment of a loan in cash or cash equivalents.

            o Orders or purchases that are unusual or inconsistent with the trade or business wit whom we're doing business.

            o Unusually complex deal structures, payment patterns that reflect no real business purpose, or unusually favorable payment terms.

            o Unusual fund transfers to or from foreign countries unrelated to the transaction.

            o Transactions involving locations that have been identified as tax havens or areas of known money laundering activity.

            o     Structuring  of   transactions  to  evade  record  keeping  or
                  reporting requirements (for example, multiple transactions below the reportable threshold amounts).

            o Wire transfer activity that is not consistent with the business activities of the customer or that originates or terminates with unrelated parties to the transaction.

            o Requests to transfer money or return deposits to a third party or to an unknown or unrecognized account.

      Supplier Relationships

            POLICY OVERVIEW

      AeroTelesis, Inc. bases its relationships with suppliers on lawful, efficient and fair practices. We also expect our suppliers to adhere to applicable legal requirements in their business relationships, including those with their employees, their local communities and AeroTelesis, Inc.. The quality of our supplier relationships often has a direct bearing on the quality of our customer relationships. Likewise, the quality of our suppliers' products and services affects the quality of our own products and services.

            CORE REQUIREMENTS

            o Follow government acquisition regulations when purchasing materials and services for use in fulfilling government contracts.


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            o     Enlist  supplier  support in ensuing  that  AeroTelesis,  Inc.
                  consistently  meets  and  exceeds  customer   expectations  of
                  quality, cost and delivery.

            o Do business only with suppliers who comply with local and other applicable legal requirements and any additional AeroTelesis, Inc. standards relating to labor, environment, health and safety, intellectual property rights and improper payments.

            WHAT TO WATCH OUT FOR

            o     Selection   of   suppliers  on  any  basis  other  than  open,
                  competitive bidding.

            o     Potential   conflicts  of  interest  in  supplier   selection,
                  including the acceptance of gifts or other items of value except in strict compliance with business guidelines.

            o Directing business to a supplier owned or managed by a relative or close friend.

            o Unsafe conditions in supplier facilities or mining operations, or workers who appear to be underage or subject to coercion.

            o Apparent disregard of environmental standards in supplier facilities.

      GOVERNMENT BUSINESS

      AeroTelesis, Inc. is likely to do business with customers who are governmental bodies, whether it's a city, state, province, country, international organization or government funded enterprise. We need to understand and follow the many special rules for companies that do business with governments or otherwise interact with them.

      The policy in this section describes these rules:

            -     Working with Governments


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Working with Governments

      POLICY OVERVIEW

AeroTelesis, Inc. is committed to conducting its business with all governmental representatives with the highest ethical standards and in compliance with applicable laws and regulations, including the special requirements associated with government transactions.

      CORE REQUIREMENTS

      o Abide by applicable laws and regulations, with particular emphasis on those special requirements associated with government contracts and transactions.

      o Require anyone providing goods or services for AeroTelesis, Inc. on a government project or contract - such as consultants, agents, sales representatives, distributors, independent contractors and subcontract labor - to comply with our Working with Governments policy.

      o Be truthful and accurate when dealing with government officials and agencies.

      o Adopt effective processes to ensure that: 1) reports, certifications, statements and proposals are current, accurate and complete; and 2) contract requirements are adequately identified and communicated to personnel who have responsibility for contract performance.

      o Do not make any unauthorized substitutions for contracted goods and services or deviate from contract requirements without the written approval of the authorized government official.

      WHAT TO WATCH OUT FOR

      o     Special  requirements   associated  with  government   transactions,
            including "commercial" transactions financed by government agencies.

      o     Incorrect or unauthorized cost-changing on government contracts.

      o Deviations from contract requirements or unauthorized contract substitutions, including the failure to perform required tests and inspections.

      o Submission of inaccurate or incomplete cost or pricing data when such data are required by the government.


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      o     Violating  national,  regional or local government  regulations that establish gratuity restrictions, entertainment rules, recruiting prohibitions, non-commercial contract requirements or certification procedures.

      o Acceptance of information related to the government's competitive selection of a supplier, or a competitor's bid or proposal, unless the contracting officer or head of the agency has specifically and lawfully authorized release of such information.

      COMPETING GLOBALLY

      The competition laws (known as the antitrust laws) are a critical part of the global business environment in which AeroTelesis, Inc. intends to operate. They govern a wide range of AeroTelesis, Inc.'s business activities, including setting prices, purchasing, selling and marketing goods and services. Every AeroTelesis, Inc. employee is responsible for complying with the competition laws.

Complying with the Competition Laws

      POLICY OVERVIEW

AeroTelesis, Inc. is dedicated to compliance with the competition laws in all of its activities. Competition law issues may be very complex. As we consider operating outside the U.S., we will advise you of country or region specific laws.

      CORE REQUIREMENTS

      o     Comply with all applicable  competition laws, policies and treaties,
            as  well  as  competition  law  decrees,   orders  and  undertakings
            affecting AeroTelesis, Inc. and its employees.

      o Do not propose or enter into any agreements or understandings - express or implied, formal or informal, written or oral - with any competitor regarding any aspect of the competition between AeroTelesis, Inc. and the competitor for sales to third parties.

      o Do not propose or enter into any agreements or understandings with customers which restrict the price or other terms at which the customer may resell any product or service to a third party.


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      o     Do not propose or enter into any agreements or  understandings  with
            suppliers   which  restrict  the  price  or  other  terms  at  which
            AeroTelesis, Inc. may resell any product or service to a third party.

      o     Consult  with  company   legal  counsel  early  in  the  process  of
            evaluating any proposed merger, acquisition or joint venture.

      o Consult with company legal counsel in connection with business arrangements that could raise competition law issues, including:

            - Exclusive arrangements for the purchase or sale of products or services

            -     Bundling goods and services

            - Technology licensing agreements that restrict the freedom of the licensee or licensor

            -     Distribution arrangements with competitors

      WHAT TO WATCH OUT FOR

      o     Discussions or agreements with competitors on:

            -     Prices                        -     Production or sales capacity or volume
            -     Terms or condition of sale    -     Coordination of bidding activities
            -     Costs, profits or margins     -     Production or sales capacity or volume

      o Any contacts with competitors that could create the appearance of improper agreements or understandings, whether the contact is in person, in writing, by telephone, through e-mail or through other means of electronic communication.

      IN THE AEROTELESIS, INC. COMMUNITY

Beyond AeroTelesis, Inc.'s specific responsibilities to customers and suppliers, all of us have important responsibilities to each other and to the communities in which we work. Throughout the company, we must ensure that employees are hired and promoted based on merit and that working conditions comply with the law. We must strive to provide safe environments for our employees and the communities in which we do business.

Those principles are discussed under:

      o     Environment, Health & Safety

      o     Fair Employment Practices

Environment, Health & Safety

      POLICY OVERVIEW

AeroTelesis, Inc. is committed to achieving environmental, health and safety (EHS") excellence. This is a responsibility of management and employees in all functions. AeroTelesis, Inc. will strive to provide a safe and healthy working environment and to avoid adverse impact and injury to the environment and communities in which we do business. Our programs must combine clear leadership by management, the participation of all employees and functions, and the use of appropriate technology in developing and distributing AeroTelesis, Inc. products and services and in tending to our mining properties and processing facilities worldwide.

      CORE REQUIREMENTS

      o     Comply with all relevant EHS laws and regulations.

      o Create and maintain a safe working environment and prevent workplace injuries.

      o     Reduce waste, emissions and the use of toxic materials.

      o     Appropriately assess and manage our EHS risks.

      o Eliminate unreasonable risks from our products, activities and services.

      o     Address  site   contamination   issues  in  a  cost   effective  and
            appropriate manner.

      o     Respect the environmental rights and interests of our neighbors.


      WHAT TO WATCH OUT FOR

      o     Unsafe activities and conditions, such as:

            - Failure to use protective equipment (shoes, safety glasses, hearing protection, etc,

            -     Unlabeled chemicals.

            -     Exposed or unsafe wiring.

            -     Blocked fire exits.

            -     Unsafe driving or failure to wear seat belts.

            -     Working in high places without fall protection.

            - Working beneath heavy, suspended loads, or improperly using cranes.

            - Working on electrical or powered equipment without following appropriate lock-out, tag-out procedures.

      o Failure to comply with health, safety or environmental regulations and procedures.

      o     Deficiencies noted by OSHA or other government inspectors.

      o     Unreported environmental, health or safety hazards or accidents.

      o Failing to respond promptly to concerns about possible product safety issues.

      o     Missed opportunities for reducing waste and toxic materials.

      Fair Employment Practices

            POLICY OVERVIEW

            AeroTelesis, Inc. is committed to fair employment practices, including the prohibition against all forms of illegal discrimination. By providing equal access and fair treatment to all employees on the basis of merit, we improve AeroTelesis, Inc.'s success while enhancing the progress of individuals and the communities where our businesses are located.

            AeroTelesis, Inc. is committed to following applicable labor and employment laws wherever it operates. That includes observing those laws that pertain to freedom of association, privacy, recognition of the right to engage in collective bargaining, the prohibition of forced, compulsory and child labor, and those laws that pertain to the elimination of any improper employment discrimination.

            CORE REQUIREMENTS

      o Use merit, qualifications (for example, education, experience, competencies, etc.) and other job-related criteria as the sole basis for all employment-related decisions affecting employees and applicants.

      o Recruit, hire, train, compensate, promote and provide other conditions of employment without regard to a person's race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristics protected by law,

      o Provide a work environment free of improper harassment, such as harassment directed at a person because of his or her race, religion, sex, etc.

      o     Respect the privacy  rights of employees by using,  maintaining  and transferring  their  personal  data in  accordance  with  applicable company guidelines and procedures. While seeking to maintain employee privacy, however, AeroTelesis, Inc. must reserve the right to monitor use of company property (for example, computers, e-mail, phones, proprietary information, etc.) in accordance with applicable laws.

      o     Comply with all relevant laws and regulations.

      o In the U.S., take affirmative actions to increase opportunities in employment for women, minorities, the disabled and certain veterans.

      o If a conflict arises between the requirements of this policy and the laws, customs or practices of a particular area, consult with management and company legal counsel to determine the most appropriate course of action.

      WHAT TO WATCH OUT FOR

      o A hostile work environment (for example, telling jokes or displaying materials that ridicule or offend a member of a particular sex, race or ethnic group).

      o Allowing race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law to be a factor in hiring, promotion, compensation, or other employment-related decisions.

      o Making unwelcome sexual advances to another employee or person with whom you work.

      o Violating a labor law in your country (for example, hiring a child who is under the legal minimum age).

      o Refusing to work, or otherwise cooperate with certain individuals because of their race, religion, sex, etc.

      o Disclosing employment data to a person who does not have the business need, authority or the subject's consent.

      PROTECTING AEROTELESIS, INC. ASSETS

As AeroTelesis, Inc. employees, each of us has a direct role in helping to maintain the company's financial integrity by keeping company records accurate. We must also safequard company property, whether it is a piece of equipment, an electronic file, an AeroTelesis, Inc. trademark or confidential information about an upcoming deal, In addition, we have a fundamental obligation to make sound business decisions on behalf of our company that are undistorted by our individual family, financial or other interests.

These policies concern our responsibilities for protecting AeroTelesis, Inc. assets:

      o     Conflicts of Interest

      o     Controllership

      o     Insider Trading or Dealing & Stock Tipping

      o     Intellectual Property

Conflicts of Interest

      POLICY OVERVIEW

AeroTelesis, Inc. recognizes and respects that employees may take part in legitimate financial, business and other activities outside their jobs. However, those activities must be lawful and free of conflicts with their responsibilities as AeroTelesis, Inc. employees. Employees must not misuse AeroTelesis, Inc. resources, or discredit AeroTelesis, Inc.'s good name and reputation.

The effectiveness of this policy depends in large part on the cooperation of all employees in disclosing any situations that may be contrary to the intent of the policy and the ethical standards that it expresses.

      CORE REQUIREMENTS

      o Disclose your outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict. Make your disclosures in writing to your manager as well as to company legal counsel.

      o In addition to complying with the law and AeroTelesis, Inc. policies, exercise your own good judgment in all personal and business dealings outside your AeroTelesis, Inc. job.

      o     Avoid  actions or  relationships  which might  conflict or appear to
            conflict  with  your  job   responsibilities  or  the  interests  of
            AeroTelesis, Inc..

      o Do not misuse AeroTelesis, Inc. resources, intellectual property, time or facilities (including office equipment, e-mail and computer applications).

      o Obtain necessary approvals before accepting any position as an officer or director of and outside business concern.

      o Obtain the approval of your manager when accepting a board position with a not-for-profit entity, when there may be an AeroTelesis, Inc. business relationship with the entity or an expectation of financial or other support from AeroTelesis, Inc..

            WHAT TO WATCH OUT FOR

      o Holding a financial interest in a company where you could personally affect AeroTelesis, Inc.'s business with that company.

      o Taking a part-time job where you may be tempted to spend time on that job during normal AeroTelesis, Inc. working hours or to use AeroTelesis, Inc. equipment or materials.

      o Receiving gifts of greater than nominal value from suppliers, customers or competitors while you are in a position to influence AeroTelesis, Inc. decisions that might affect or appear to affect the outside concern.

      o Receiving personal discounts or other benefits from suppliers, service providers or customers not available to the general public or similarly situated AeroTelesis, Inc. employees.

      o Accepting an offer to purchase "friends and family stock" in a company issuing shares through an initial public offering. If you interface with that company in your AeroTelesis, Inc. business activities.

      o Directing business to a supplier that is owned or managed by a relative or close friend.

      o Misusing AeroTelesis, Inc. resources, your position or influence to promote or assist an outside business or not-for-profit activity.

      o Preferential hiring of, direct supervision of, or making a promotion decision about a spouse, relative or close personal friend.

      o A romantic or other personal relationship that may create a conflict of interest with the employee's AeroTelesis, Inc. responsibilities or compromise company interests.

Controllership

      POLICY OVERVIEW

Controllership comprises three elements that are vital to AeroTelesis, Inc.'s unyielding commitment to maximize the value we create for shareholders: (1) COMPLIANCE with applicable laws, regulations and company policies, (2) RIGOROUS BUSINESS PROCESSES to ensure that management decisions are based on sound economic analysis (including prudent consideration of risks), and that AeroTelesis, Inc.'s physical, financial and intellectual property assets are safeguarded and optimally employed; and (3) INTEGRITY IN COMMUNICATION to ensure timely and accurate reporting of actual and forecasted financial information. Through the unwavering commitment of all employees to controllership, we create an environment in which we can all take pride.

      CORE REQUIREMENTS

      o Follow AeroTelesis, Inc.'s internal accounting procedures, as well as all generally accepted accounting principles, standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

      o Maintain complete, accurate and timely records and accounts to reflect all business transactions.

      o Safeguard all physical, financial, informational and other company assets.

      o     Use economic, risk-based criteria to make business decisions.

      o     Provide timely, candid forecasts and assessments to management.

      o     Maintain sound processes and controls.

      WHAT TO WATCH OUT FOR

      o     Financial   results   that   seem   inconsistent   with   underlying
            performance.

      o Inaccurate financial records, such as overstated travel and living expense reports, or erroneous time sheets or invoices.

      o     Transactions which are inconsistent with good business economics.

      o     Confidential information released to unauthorized third parties.

      o     Absence of controls to protect assets from risk of loss.

      o Physical assets or other resources that could be more fully utilized, reallocated or disposed of.

      o     Circumventing, review and approval procedures.

      o Adequacy of routines and controls at newly acquired businesses and at remote, thinly staffed sites (for example, mine site processing facilities).

Insider Trading or Dealing & Stock Tipping

      POLICY OVERVIEW

AeroTelesis, Inc. is committed to fair and open markets for publicly traded securities. We have established standards of conduct for employees and others who obtain material or price-sensitive, non-public information ("inside information") through their work for AeroTelesis, Inc.. Insider trading, insider dealing and stock tipping are criminal offenses in the United States. Our policy requires not only full compliance with applicable laws, but also avoiding even the appearance of insider trading, insider dealing or tipping. This policy is not meant to restrict the freedom of employees to make appropriate personal investment, or the company's right to legitimately use and disclose inside information in the ordinary conduct of its business. The AEROTELESIS, INC. INSIDER TRADING POLICY is a confidential, private document, which imposes trading restrictions on employees, officers and directors of the company. The AEROTELESIS, INC. INSIDER TRADING POLICY is a separate discussion of the principles on which that policy is based.

Insider trading or dealing means personally buying or selling stock or other securities of any company while in possession of inside information about the company. Stock tipping means disclosing inside information about a company. - for example, to a relative, colleague or friend - to enable the person to buy or sell stock or other securities of the company n the basis of such information.

      CORE REQUIREMENTS

      o Never buy or sell the stock or other securities of any company while you have inside information.

      o Never recommend or suggest that anyone else buy, sell or retain the stock or other securities of any company while you have inside information about the company.

      o You must disclose inside information to anyone outside AeroTelesis, Inc. (including family members), except when such disclosure is needed to enable AeroTelesis, Inc. to carry on its business properly and effectively, and appropriate steps have been taken to
            AeroTelesis, Inc. to prevent the misuse of the information. Employees are urged to consult with company legal counsel to determine if such disclosure is needed and is being undertaken in an appropriate manner.

      o Only disclose inside information within AeroTelesis, Inc. in the ordinary course of business and when you have no reason to believe the information will be misused.

            WHAT TO WATCH OUT FOR

      o Failing to learn how to identify inside information. It is any non-public information that a reasonable investor is likely to consider important in making an investment decision.

            - Inside information may relate to AeroTelesis, Inc. or any other company, including AeroTelesis, Inc.'s suppliers, customers or other business partners.

            - Inside information may be non-public information about anything that could affect a company's stock price, including a pending merger, acquisition, disposition or joint venture, a substantial contract award or termination; a major lawsuit or claim; an earnings announcement or change in dividend policy or earnings guidance; a significant product or service development; a significant ore find or assay result; or the filing of a bankruptcy petition.

            - Any non-public information about a company that would influence your own decision to buy or sell that company's stock or other securities PROBABLY is inside information.

      o Trading tips probably are also inside information if there is any indication that the information may originally have come from someone with inside information.

Intellectual Property

      POLICY OVERVIEW

Among AeroTelesis, Inc.'s most valuable asset will be its intellectual property-patents, trade secrets, license agreements, trademarks, copyrights and other proprietary information. It is AeroTelesis, Inc.'s policy to establish, protect, maintain and defend its rights in all commercially significant intellectual property and to use those rights in responsible ways. All employees must take steps to safeguard these assets.

In addition to protecting AeroTelesis, Inc.'s intellectual property rights, AeroTelesis, Inc. respects the valid intellectual property rights of others.
Unauthorized use of the intellectual property rights of others may expose AeroTelesis, Inc. to civil law suits and damages. In many countries, theft and misappropriation of trade secrets, proprietary information or other intellectual property may result in significant fines and criminal penalties to both AeroTelesis, Inc. and to the individual.

      CORE REQUIREMENTS

      o Identify and protect commercially significant AeroTelesis, Inc. intellectual property.

      o Respect valid patents, copyrighted materials and other protected intellectual property of others. Consult with company legal counsel concerning necessary licenses or approvals to use such intellectual property.

      o Require non-passive visitors to AeroTelesis, Inc.'s facilities, stock brokers, investment bankers, consultants and investors to sign non-circumvention/non-disclosure agreements.

      o     Consult with company legal counsel before:

            - Soliciting, accepting or using proprietary information from outsiders, such as former employers of any AeroTelesis, Inc. employee

            - Disclosing AeroTelesis, Inc. proprietary information to outsiders

            - Permitting third parties to use AeroTelesis, Inc. intellectual property

      WHAT TO WATCH OUT FOR

      o Receiving, from an employee, proprietary information about his or her prior employer.

      o Accepting proprietary information from an outsider, without first consulting company legal counsel, under circumstances where a confidential relationship exists or may be implied.

      o     Discussing   AeroTelesis,   Inc.'s   proprietary   information  with
            customers or suppliers.

      o Permitting outsiders from photographing or videotaping AeroTelesis, Inc.'s equipment, plant and facilities.

      o Passing on, for technical or management review, an outsider's suggestion for a new product, product feature, service or name, without consulting with your immediate supervisor or manager.

      o Introducing, or divulging information about, a new product or service before patent applications have been filed or a decision has been made to file an application.

      o Introducing a new product or service, or new product or service name, before checking for patent or trademark infringement.

      o Threatened anyone suspected of infringing any AeroTelesis, Inc. intellectual property without first consulting with company legal counsel.

      o Employing a person who previously worked for a competitor without putting in place safeguards to prevent the person from inadvertently disclosing or using the competitor's proprietary information.